Exhibit 4.3

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE NO. 1 (this “Supplemental Indenture”), dated as of November 3, 2016, among Rackspace Hosting, Inc., a Delaware corporation (“Rackspace Hosting”), the Subsidiary Guarantors listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS Inception Merger Sub, Inc. (to be merged with and into Rackspace Hosting), a Delaware corporation (“Merger Sub”), and the Trustee have heretofore executed an indenture, dated as of November 3, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of 8.625% Senior Notes due 2024 (the “Notes”), initially in the aggregate principal amount of $1,200,000,000;

WHEREAS Section 5.01(a) of the Indenture provides that upon the consummation of the Merger, Rackspace Hosting and each Guarantor shall immediately execute and deliver to the Trustee a supplemental indenture pursuant to which (a) Rackspace Hosting will expressly assume all the obligations of Merger Sub under the Indenture, and (b) each Guarantor will provide a Subsidiary Guarantee in respect of Rackspace Hosting’s obligations under the Indenture and the Notes; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, Rackspace Hosting and the Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Rackspace Hosting, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Assume Obligations. Rackspace Hosting hereby agrees to unconditionally assume Merger Sub’s Obligations under the Notes and the Indenture and to be bound by all other applicable provisions of the Notes and the Indenture on the terms provided for therein and to perform all of the obligations and agreements of Merger Sub under the Indenture.

3. Agreement to Guarantee. Each of the Guarantors hereby agrees, jointly and severally, to unconditionally guarantee Rackspace Hosting’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

4. Notices. All notices or other communications to Rackspace Hosting and each of the Guarantors shall be given as provided in Section 13.02 of the Indenture.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or to statements made in the recitals.

8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

2

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

RACKSPACE HOSTING, INC.

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

MACRO CAPITAL MANAGEMENT, INC.

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

RACKSPACE US, INC.

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

RACKSPACE DAL1DC MANAGEMENT, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

RACKSPACE MOBILITY, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

[Signature Page to Supplemental Indenture]

RENO ACQUISITION SUB, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

OVERSTIMULATE, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

MAILGUN, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

OPENSTACK, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

OBJECTROCKET, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

BOARDMAN ACQUISITION LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

[Signature Page to Supplemental Indenture]

GEEKSPACE, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

OPEN CLOUD ACADEMY, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

LITESTACK, INC.

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: Senior Vice President

RACKSPACE PROFESSIONAL SERVICES, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

RACKSPACE VENTURES, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

RACKSPACE RENO ACQUISITION, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

[Signature Page to Supplemental Indenture]

RACKSPACE LAND HOLDINGS, LLC

By:	/s/ William Taylor Rhodes
Name: William Taylor Rhodes
Title: President

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature Page to Supplemental Indenture]